UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2023

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)
(518) 795-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 19, 2023, the board of directors (the “Board”) of AngioDynamics, Inc. (“AngioDynamics”) approved an increase in the size of the Board to a total of nine directors and appointed Lorinda Burgess as a Class III director of AngioDynamics, effective immediately.

There are no arrangements or understandings between Ms. Burgess and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. Burgess has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Burgess was also appointed to the Audit Committee and the Compensation Committee of the Board.  The Board has determined that Ms. Burgess is independent under the Nasdaq listing standards.

On July 19, 2023, the Board also approved a change to its non-employee director compensation program, which effective immediately will apply to Ms. Burgess and all other directors as modified. AngioDynamics’ non-employee directors will continue to receive compensation as described in AngioDynamics’ definitive proxy statement filed with the Securities and Exchange Commission on September 22, 2022, except that the annual equity grant payable to all non-employee directors will now be fully vested at the time of grant.

On July 24, 2023, AngioDynamics’ issued a press release announcing Ms. Burgess’ appointment to the Board.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 24, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: July 24, 2023	By:	/s/ Stephen A. Trowbridge
		Name:	Stephen A. Trowbridge
		Title:	Executive Vice President and
Chief Financial Officer